SUBSTITUTE POWER OF ATTORNEY
December 12, 2023

Reference is made to those certain Powers of Attorney executed over a period of several years, copies of which were previously filed with the Securities and Exchange Commission (the "Original Powers of Attorney"), by and between the undersigned, Denis J. Duncan ("Duncan"), Timothy K. Schools,
Jeff Moody ("Moody") and Brent Binns ("Binns") (each an "Original Attorney-in-Fact" and, collectively, the "Original Attorneys in Fact") and each of the directors and officers of CapStar Financial Holdings, Inc. (the "Company") set forth below (collectively, the "Section 16 Reporting Persons"), pursuant to which one or more of the Original Attorneys-in-Fact were appointed the true and lawful attorney-in-fact, with full power of substitution, to do and perform any and all acts which may be necessary or desirable to be done in the exercise of the rights and powers granted in the Original Powers of Attorney:

Timothy K. Schools
Michael J. Fowler
Jennie L. O'Bryan
Christopher G. Tietz
Kenneth E Webb
L. Earl Bentz
William T. ("Pete") DeLay
Sam B. DeVane
Thomas R. Flynn
William H. ("Harrison") Frist Jr.
Louis A. Green III
Valora S. Gurganious
Myra NanDora Jenne
Joelle J. Phillips
Stephen B. Smith
James S. Turner, Jr.
Toby S. Wilt

In accordance with the authority granted under the Original Powers of Attorney, the undersigned, being one of the Original Attorneys-in-Fact under the Original Powers of Attorney, hereby constitutes and appoints Michael J. Fowler, Amy Goodin, Ali Jefferson and Adam Marshall (each a "Substitute Attorney-in-Fact" and, collectively, the "Substitute Attorneys in Fact") as a substitute attorney-in-fact, on behalf of each of the Section 16 Reporting Persons, with full power of substitution or revocation, to exercise and execute all of the powers granted or conferred in the Original Powers of Attorney. By his or her signature as attorney-in-fact to this Substitute Power of Attorney, each Substitute Attorney-in-Fact accepts such appointment and agrees to assume from the undersigned any and all duties and responsibilities attendant to his or her capacity as attorney-in-fact for each of the
Section 16 Reporting Persons. In accordance with the authority granted under the Original Powers of Attorney, including the power of revocation, the undersigned hereby revokes the appointment of Duncan, Moody and Binns as attorneys-in-fact on behalf of any of the Section 16 Reporting Persons.

IN WITNESS WHEREOF, the parties hereto have caused this Substitute Power of Attorney to be duly executed as of the day and year first above written.

ORIGINAL ATTORNEY-IN-FACT

/s/ Timothy K. Schools
Timothy K. Schools

We hereby accept this appointment and substitution:

/s/ Michael J. Fowler
Michael J. Fowler

/s/ Amy Goodin
Amy Goodin

/s/ Ali Jefferson
Ali Jefferson

/s/ Adam Marshall
Adam Marshall